Exhibit 99.1

PRESS RELEASE

October 20, 2006

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports Increase in Third Quarter Earnings

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2006.

Net income rose 13.5% for the three months ended September 30, 2006 to $1,551,000 or $0.53 per diluted share, generating an annualized Return on Average Assets (ROAA) of 1.07% and an annualized Return on Average Equity (ROAE) of 10.21% compared to net income for the 2005 third quarter of $1,367,000 or $0.67 per diluted share, generating an annualized ROAA of 1.02% and an annualized ROAE of 16.18%.

For the nine months ended September 30, 2006, net income rose 13.4% to $4,064,000, or $1.53 per diluted share, generating an annualized ROAA of 0.95% and an annualized ROAE of 10.28%, compared to net income for the nine months ended September 30, 2005 of $3,585,000, or $1.75 per diluted share, generating an annualized ROAA of 0.92% and an annualized ROAE of 14.51%.

Other Financial Highlights include:

•	Net interest income rose 11.2% to $15,534,000 in the first nine months of 2006 from the year ago period. For the 2006 third quarter, net interest income rose 8.8% to $5,405,000 compared to the third quarter of 2005.

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•	Consolidated assets increased 10.4% to $599,298,000 at September 30, 2006 from $542,782,000 at September 30, 2005.

•	Loans increased 14.1% to $422,975,000 at September 30, 2006 from $370,875,000 at September 30, 2005.

•	Deposits increased 3.8% to $474,232,000 at September 30, 2006 from $457,059,000 at September 30, 2005.

•	Non-interest income increased 0.4% to $4,382,000 in the first nine months in 2006. For the 2006 third quarter, non-interest income decreased 1.2% to $1,518,000 from the 2005 third quarter.

•	Declared quarterly dividend of $0.17 per share, or $0.68 per share on an annualized basis, representing a 6.3% increase over our 2005 annualized dividend.

Arthur H. Keeney, III, President and CEO stated: “The Company successfully sold an additional 862,500 shares of common equity in late March 2006 for $26.5 million to support the Bank’s various strategic initiatives for expansion and growth over the next several years. The impact of the sale of these shares on the Company’s per share (basic and diluted) and ROAE results are reflected in the 2006 third quarter and nine months financial results.

Mr. Keeney continued: “Along with many others, we have noticed a modest slowdown in the generation of non-interest bearing deposits during the first nine months of 2006 in addition to some net interest income compression as deposits repriced more rapidly than loans. This is principally due to the Federal Reserve’s continued rate hikes throughout the year in the effort to control inflationary pressures in the economy. However, although there has been some softness in several of our market areas, our net interest margin has continued to hold up well. We are pleased with our performance and believe that our loan portfolio quality statistics will remain above our peer averages.

“During the fourth quarter of 2006, we will begin the construction of two additional branches in the Greenville area which will give us four locations in this growing eastern North Carolina community. In addition, it is our intent to convert an existing loan production office in Ocean Isle Beach, NC (Brunswick County) to a full-service branch in the first quarter of 2007. As we have mentioned in the past, ECB has continued to acquire properties in several of our key existing markets which we expect will become full service ECB branches over the next year or two. We will make further announcements with more specific information about additional growth plans in early 2007.

“We remain optimistic that 2006 will be another good year for ECB as we continue to focus on organic growth, high asset quality, profitability and shareholder value.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices covering eastern NC from Currituck to Wilmington and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events.

Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2006, December 31, 2005 and September 30, 2005

(Dollars in thousands, except per share data)

	September 30, 2006	December 31, 2005*	September 30, 2005
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$15,053	$17,927	$22,210
Interest bearing deposits	878	912	1,409
Overnight investments	6,775	—	—

Total cash and cash equivalents	22,706	18,839	23,619

Investment securities
Available-for-sale, at market value (cost of $116,678, $107,084 and $114,345 at September 30, 2006, December 31, 2005, and September 30, 2005, respectively)	114,449	104,723	113,285

Loans	422,975	386,786	370,875
Allowance for loan losses	(4,858)	(4,650)	(4,588)

Loans, net	418,117	382,136	366,287

Real estate & repossessions acquired in settlement of loans, net	315	—	—
Federal Home Loan Bank common stock, at cost	2,354	1,948	1,948
Bank premises and equipment, net	21,181	18,859	18,193
Accrued interest receivable	4,524	3,562	3,543
Bank owned life insurance	7,663	7,436	7,371
Other assets	7,989	10,183	8,536

Total	$599,298	$547,686	$542,782

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$99,100	$98,890	$105,792
Demand, interest bearing	87,738	94,423	89,384
Savings	21,400	22,818	23,162
Time	265,994	249,077	238,721

Total deposits	474,232	465,208	457,059

Accrued interest payable	2,240	1,524	1,408
Short-term borrowings	46,184	23,598	27,513
Long-term obligations	10,310	18,310	18,310
Other liabilities	4,704	4,481	4,097

Total liabilities	537,670	513,121	508,387

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,902,242 at September 30, 2006 and 2,040,042 at December 31, 2005 and September 30, 2005	10,119	7,140	7,140
Capital surplus	26,572	5,408	5,408
Retained earnings	26,308	23,724	22,782
Deferred compensation - restricted stock	—	(255)	(283)
Accumulated other comprehensive loss	(1,371)	(1,452)	(652)

Total shareholders’ equity	61,628	34,565	34,395

Total	$599,298	$547,686	$542,782

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and nine months ended September 30, 2006 and 2005

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$8,176	$6,316	$22,923	$17,181
Interest on investment securities:
Interest exempt from federal income taxes	263	288	795	861
Taxable interest income	855	794	2,505	2,290
Dividend income	—	—	—	37
FHLB stock dividends	24	24	100	57
Other Interest	49	110	270	188

Total interest income	9,367	7,532	26,593	20,614

Interest expense:
Deposits:
Demand accounts	357	135	901	373
Savings	27	29	83	87
Time	2,971	1,887	8,397	4,688
Short-term borrowings	161	109	377	343
Long-term obligations	446	405	1,301	1,157

Total interest expense	3,962	2,565	11,059	6,648

Net interest income	5,405	4,967	15,534	13,966
Provision for loan losses	50	150	450	340

Net interest income after provision for loan losses	5,355	4,817	15,084	13,626

Noninterest income:
Service charges on deposit accounts	656	837	2,269	2,471
Other service charges and fees	769	600	1,812	1,523
Net gain on sale of securities	—	—	—	90
Income from bank owned life insurance	70	65	227	190
Other operating income	23	35	74	89

Total noninterest income	1,518	1,537	4,382	4,363

Noninterest expenses:
Salaries	1,901	1,713	5,519	4,962
Retirement and other employee benefits	681	663	2,013	1,976
Occupancy	408	381	1,218	1,061
Equipment	424	430	1,292	1,299
Professional fees	78	114	157	385
Supplies	78	90	236	252
Telephone	133	121	370	386
Postage	53	51	167	157
Other operating expenses	835	792	2,527	2,411

Total noninterest expenses	4,591	4,355	13,499	12,889

Income before income taxes	2,282	1,999	5,967	5,100
Income taxes	731	632	1,903	1,515

Net Income	$1,551	$1,367	$4,064	$3,585

Net income per share – basic	$0.54	$0.68	$1.54	$1.78

Net income per share – diluted	$0.53	$0.67	$1.53	$1.75

Weighted average shares outstanding - basic	2,886,440	2,014,874	2,638,050	2,014,878

Weighted average shares outstanding - diluted	2,910,721	2,047,098	2,663,337	2,047,607

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
	Actual	Actual	Actual	Actual	Actual
Income Statement Data:
Interest income	$9,367	$8,929	$8,297	$7,989	$7,532
Interest expense	3,962	3,667	3,430	3,003	2,565

Net interest income	5,405	5,262	4,867	4,986	4,967
Provision for loan losses	50	200	200	417	150
Net after provision expense	5,355	5,062	4,667	4,569	4,817
Noninterest income	1,518	1,549	1,315	1,862	1,538
Noninterest expense	4,591	4,506	4,402	4,575	4,355
Income before income taxes	2,282	2,105	1,580	1,856	2,000
Income taxes	731	690	482	587	633

Net income	$1,551	$1,415	$1,098	$1,269	$1,367

Per Share Data and Shares Outstanding:
Net income – basic	$0.54	$0.49	$0.51	$0.63	$0.68
Net income – diluted	0.53	0.49	0.51	0.62	0.67
Cash dividends	0.17	0.17	0.17	0.16	0.16
Book value at period end	21.23	20.45	20.43	16.94	16.86
Dividend payout ratio	31.48%	34.69%	33.33%	25.40%	23.53%
Weighted-average number of common shares outstanding:
Basic	2,886,440	2,885,988	2,133,275	2,014,874	2,014,874
Diluted	2,910,721	2,910,804	2,150,583	2,045,044	2,047,098
Shares outstanding at period end	2,902,242	2,902,242	2,902,542	2,040,042	2,040,042

Balance Sheet data:
Total assets	$599,298	$579,137	$581,771	$547,686	$542,782
Loans - gross	422,975	413,432	394,986	386,786	370,875
Allowance for loan losses	4,858	4,999	4,852	4,650	4,588
Investments	114,449	104,672	104,241	104,723	113,285
Interest earning assets	540,625	520,851	526,576	494,369	486,108
Premises and equipment, net	21,181	21,452	19,509	18,859	18,193
Total deposits	474,232	478,254	482,487	465,208	457,059
Short-term borrowings	46,184	17,052	16,238	23,598	27,513
Long-term obligations	10,310	18,310	18,310	18,310	18,310
Shareholders’ equity	61,628	59,340	59,286	34,565	34,395

Selected Performance Ratios: (annualized) :
Return on average assets	1.07%	0.99%	0.79%	0.93%	1.02%
Return on average shareholders’ equity	10.21%	9.54%	11.51%	14.72%	16.18%
Net interest margin	4.21%	4.19%	4.06%	4.16%	4.20%
Efficiency ratio	64.71%	64.41%	69.30%	65.17%	65.13%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.12%	0.12%	0.02%	0.02%	0.04%
Allowance for loan losses to period-end loans	1.15%	1.21%	1.23%	1.20%	1.24%
Allowance for loan losses to nonperforming loans	904%	1,013%	7,960%	7,154%	2,753%
Net charge-offs (recoveries) to average loans (annualized)	(0.05%)	0.05%	0.00%	0.23%	0.01%

Capital Ratios:
Equity-to-assets ratio	10.28%	10.25%	10.19%	6.31%	6.34%
Leverage Capital ratio	12.63%	12.54%	12.69%	8.43%	8.35%
Tier 1 Capital ratio	14.92%	15.12%	15.46%	10.32%	10.46%
Total Capital ratio	15.91%	16.17%	16.51%	11.36%	11.53%

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